UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 28, 2006




                        Pioneer Natural Resources Company
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



          Delaware                    1-13245                75-2702753
----------------------------        ------------        -------------------
(State or other jurisdiction        (Commission          (I.R.S. Employer
     of incorporation)              File Number)        Identification No.)



5205 N. O'Connor Blvd., Suite 900, Irving, Texas               75039
------------------------------------------------            ----------
   (Address of principal executive offices)                 (Zip Code)


                                 (972) 444-9001
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



                                 Not applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| | Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
| | Soliciting material  pursuant to Rule  14a-12 under the Exchange Act (17 CFR
    240.14a-12)
| | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

                        PIONEER NATURAL RESOURCES COMPANY

                                TABLE OF CONTENTS


                                                                         Page

Item 2.01.  Completion of Acquisition or Disposition of Assets.........    3

Item 9.01.  Financial Statements and Exhibits..........................    3

            (b)   Pro Forma Financial Information
            (d)   Exhibits.............................................    3

Signature..............................................................   13

Exhibit Index..........................................................   14

                        PIONEER NATURAL RESOURCES COMPANY



Item 2.01.    Completion of Acquisition or Disposition of Assets

     On March 29, 2006, Pioneer Natural Resources Company (the "Company") issued a news release that is attached hereto as exhibit 99.1. In the news release, the Company announced that its wholly-owned subsidiary, Pioneer Natural Resources USA, Inc., had closed the sale of certain deepwater Gulf of Mexico assets to Marubeni Offshore Production (USA) Inc. ("Marubeni"), a subsidiary of Marubeni Corporation, for cash proceeds of $1.3 billion before normal closing adjustments which are currently estimated to be approximately $140 million. Pioneer expects to record an after-tax gain associated with the sale of approximately $425 million to $475 million. The sale of the assets was completed on March 28, 2006.

     See Item 9.01(b) for pro forma financial information regarding the sale of the aforementioned deepwater Gulf of Mexico assets together with pro forma financial information of the probable completion of the previously announced Stock Purchase Agreements and related agreements with Apache Corporation and its subsidiaries (collectively, "Apache"), as a result of which Apache is expected to purchase the Company's Argentine operations and assets for cash proceeds of approximately $675 million, subject to normal closing adjustments.

Item 9.01. Financial Statements and Exhibits

     (b) Pro Forma Financial Information

         The unaudited pro forma financial statements of the Company are presented on pages 4 through 12.

     (d) Exhibits

         2.1 Purchase and Sale Agreement by and between Pioneer as Seller and Marubeni as Purchaser (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K, File No. 1-13245, filed with the Securities and Exchange Commission on February 28,
               2006).

        99.1   News Release dated March 28, 2006.

                        PIONEER NATURAL RESOURCES COMPANY

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS


     On February 22, 2006, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer Natural Resources Company (the "Company" or "Pioneer"), entered into a Purchase and Sale Agreement through which Marubeni Offshore Production (USA) Inc. ("Marubeni"), a subsidiary of Marubeni Corporation, would acquire certain deepwater Gulf of Mexico assets from Pioneer USA for $1.3 billion, subject to normal closing adjustments. The effective date of the agreement is January 1, 2006, and the purchase price will be reduced by the amount of the interim period cash flow that Pioneer USA received from the assets between the effective date of the transaction and closing and other normal adjustments which are estimated to be approximately $140 million. The closing of the transaction occurred on March 28, 2006.

     On January 16, 2006, Pioneer entered into Stock Purchase Agreements and related agreements with Apache Corporation ("Apache"), by which Apache is expected to purchase Pioneer's Argentine operations and assets for cash proceeds of approximately $675 million, subject to normal closing adjustments. The transaction is expected to close in April 2006.

     The accompanying unaudited pro forma financial statements have been prepared to assist in analyses of the financial effects of the divestitures. This information is based on the historical financial statements of the Company and should be read in conjunction with the Company's historical consolidated financial statements and related notes included in the Company's 2005 Form 10-K filed with the United States Securities and Exchange Commission on February 17, 2006.

     The accompanying unaudited pro forma balance sheet of the Company as of December 31, 2005 has been prepared to give effect to the divestitures as if they had each occurred on December 31, 2005. The accompanying unaudited pro forma statement of operations of the Company for the year ended December 31, 2005 has been prepared to give effect to the divestitures as if they had each occurred on January 1, 2005.

     The unaudited pro forma financial statements included herein are not necessarily indicative of the results that might have occurred had the divestitures taken place on December 31, 2005 as it relates to the balance sheet or January 1, 2005 as it relates to the statement of operations and are not intended to be a projection of future results. In addition, future results may vary significantly from the results reflected in the accompanying unaudited pro forma financial statements because of normal production declines, changes in commodity prices, future acquisitions and divestitures, future development and exploration activities and other factors.

                        PIONEER NATURAL RESOURCES COMPANY

                        UNAUDITED PRO FORMA BALANCE SHEET
                                December 31, 2005
                                 (in thousands)

                                                                       Pro Forma
                                                         --------------------------------------
                                                                      Deepwater        Other        Pro Forma
                                             Pioneer     Argentina    Properties    Adjustments      Pioneer
                                           -----------   ----------   ----------   -------------   -----------
ASSETS
Current assets:
  Cash and cash equivalents..............  $    18,802   $   (2,516)   $      -    1,074,955 (a)   $   915,899
                                                                                    (175,342)(b)
  Accounts receivable:
    Trade, net...........................      336,062      (21,502)          -                        314,560
    Due from affiliates..................        1,596        4,324           -                          5,920
  Inventories............................       79,659      (12,013)          -                         67,646
  Prepaid expenses.......................       18,091       (1,113)          -                         16,978
  Deferred income taxes..................      158,878       (2,240)          -                        156,638
  Other current assets:
    Derivatives..........................        1,246           -            -                          1,246
    Other, net...........................        9,470          (34)          -                          9,436
                                            ----------    ---------     ---------                   ----------
     Total current assets................      623,804      (35,094)          -                      1,488,323
                                            ----------    ---------     ---------                   ----------
Property, plant and equipment, at cost:
  Oil and gas properties:
    Proved properties....................    8,499,253     (988,722)    (873,199)                    6,637,332
    Unproved properties..................      313,881      (95,331)     (34,811)                      183,739
  Accumulated depletion, depreciation
     and amortization....................   (2,577,946)     412,127      608,651                    (1,557,168)
                                            ----------    ---------     --------                    ----------
     Total property, plant and equipment.    6,235,188     (671,926)    (299,359)                    5,263,903
                                            ----------    ---------     --------                    ----------
Goodwill.................................      311,651           -            -                        311,651
Other property and equipment, net........       90,010       (2,249)          -                         87,761
Other assets:
  Derivatives............................        1,048           -            -                          1,048
  Other, net.............................       67,533       (8,295)          -                         59,238
                                            ----------    ---------     --------                    ----------
                                           $ 7,329,234   $ (717,564)   $(299,359)                  $ 7,211,924
                                            ==========    =========     ========                    ==========


       See accompanying notes to unaudited pro forma financial statements.

                        PIONEER NATURAL RESOURCES COMPANY

                        UNAUDITED PRO FORMA BALANCE SHEET
                                December 31, 2005
                                 (in thousands)

                                                                       Pro Forma
                                                         --------------------------------------
                                                                      Deepwater        Other        Pro Forma
                                             Pioneer     Argentina    Properties    Adjustments      Pioneer
                                           -----------   ----------   ----------   -------------   -----------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable:
    Trade................................  $   330,151   $  (26,024)   $      -                    $   304,127
    Due to affiliates....................       15,053         (881)          -                         14,172
  Interest payable.......................       40,314       (2,818)          -       (1,652)(c)        35,844
  Income taxes payable...................       22,470       (6,087)          -      196,094 (d)       212,477
  Other current liabilities:
    Derivatives..........................      320,098           -            -      (80,059)(b)       240,039
    Deferred revenue.....................      190,327           -            -                        190,327
    Other................................      114,942       (4,716)     (12,597)                       97,629
                                            ----------    ----------    --------                    ----------
      Total current liabilities..........    1,033,355      (40,526)     (12,597)                    1,094,615
                                            ----------    ----------    --------                    ----------

Long-term debt...........................    2,058,412           -            -     (900,000)(a)     1,158,412
Derivatives..............................      431,543           -            -      (95,283)(b)       336,260
Deferred income taxes....................      767,329      (14,596)          -          603 (c)       948,912
                                                                                     195,576 (d)
Deferred revenue.........................      664,511           -            -                        664,511
Other liabilities and minority interests.      156,982      (18,378)     (18,095)                      120,509
Stockholders' equity:
  Common stock...........................        1,470           -            -                          1,470
  Additional paid-in capital.............    3,775,794           -            -                      3,775,794
  Treasury stock, at cost................     (882,382)          -            -                       (882,382)
  Deferred compensation..................      (45,827)       3,736           -                        (42,091)
  Retained earnings (accumulated
    deficit).............................     (184,320)    (641,412)    (400,496)  1,974,955 (a)       358,106
                                                                                       1,049 (c)
                                                                                    (391,670)(d)
   Accumulated other comprehensive
    income (loss):
     Net deferred hedge losses,
       net of tax........................     (506,636)         -        131,829                      (374,807)
     Cumulative translation adjustment...       59,003       (6,388)         -                          52,615
                                            ----------    ---------     --------                    ----------
       Total stockholders' equity........    2,217,102     (644,064)    (268,667)                    2,888,705
                                            ----------    ---------     --------                    ----------
Commitments and contingencies
                                           $ 7,329,234   $ (717,564)   $(299,359)                  $ 7,211,924
                                            ==========    =========     ========                    ==========



       See accompanying notes to unaudited pro forma financial statements.

                        PIONEER NATURAL RESOURCES COMPANY

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      For the year ended December 31, 2005
                      (in thousands, except per share data)

                                                                       Pro Forma
                                                         --------------------------------------
                                                                      Deepwater        Other        Pro Forma
                                             Pioneer     Argentina    Properties    Adjustments      Pioneer
                                           -----------   ----------   ----------   -------------   -----------
Revenues:
  Oil and gas............................  $ 2,215,677   $ (172,187)  $ (593,077)                  $ 1,450,413
  Interest and other.....................       97,050       (6,039)     (59,437)                       31,574
  Gain on disposition of assets, net.....       60,496         (669)         -                          59,827
                                            ----------    ---------    ---------                    ----------
                                             2,373,223     (178,895)    (652,514)                    1,541,814
                                            ----------    ---------    ---------                    ----------
Costs and expenses:
  Oil and gas production.................      449,320      (38,756)     (64,125)                      346,439
  Depletion, depreciation and
    amortization.........................      568,018      (85,800)    (182,275)                      299,943
  Impairment of long-lived assets........          644           -            -                            644
  Exploration and abandonments...........      266,751      (24,527)     (39,087)                      203,137
  General and administrative.............      124,556       (9,030)         -                         115,526
  Accretion of discount on asset
    retirement obligations...............        7,876         (444)      (2,121)                        5,311
  Interest...............................      127,787       (1,700)         -       (23,097) (e)      102,990
  Other..................................      112,812       (3,910)      (8,212)                      100,690
                                            ----------    ---------    ---------                    ----------
                                             1,657,764     (164,167)    (295,820)                    1,174,680
                                            ----------    ---------    ---------                    ----------
Income from continuing operations before
  income taxes...........................      715,459      (14,728)    (356,694)                      367,134
Income tax provision.....................     (291,728)       6,863          -       138,623  (f)     (146,242)
                                            ----------    ---------    ---------                    ----------
Income from continuing operations .......  $   423,731   $   (7,865)  $ (356,694)                  $   220,892
                                            ==========    =========    =========                    ==========
Income per share from continuing
 operations:
  Basic..................................  $      3.09                                             $      1.61
                                            ==========                                              ==========
  Diluted................................  $      3.02                                             $      1.58
                                            ==========                                              ==========
Weighted average shares outstanding:
  Basic..................................      137,110                                                 137,110
                                            ==========                                              ==========
  Diluted................................      141,417                                                 141,417
                                            ==========                                              ==========



       See accompanying notes to unaudited pro forma financial statements.

                        PIONEER NATURAL RESOURCES COMPANY

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                                December 31, 2005


Note 1.     Basis of Presentation

     The accompanying unaudited pro forma balance sheet of Pioneer Natural Resources Company (the "Company" or "Pioneer") as of December 31, 2005 has been prepared to give effect to the divestitures, discussed below, as if they had each occurred on December 31, 2005.

     The accompanying unaudited pro forma statement of operations of the Company for the year ended December 31, 2005 has been prepared to give effect to the divestitures, discussed below, as if they had each occurred on January 1, 2005. In accordance with the United States Securities and Exchange Commission presentation rules, the Company's unaudited pro forma statement of operations for the year ended December 31, 2005 does not include income from discontinued operations, net of tax, recognized during 2005 of $110.8 million. This amount was recorded as a result of the Company's disposition of the Martin Creek, Conroy Black and Lookout Butte areas in Canada and certain assets on the shelf of the Gulf of Mexico.

     On February 22, 2006, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, entered into a Purchase and Sale Agreement through which Marubeni Offshore Production (USA) Inc. ("Marubeni"), a subsidiary of Marubeni Corporation, would acquire certain deepwater Gulf of Mexico assets from Pioneer USA for $1.3 billion, subject to normal closing adjustments. The effective date of the agreement is January 1, 2006, and the purchase price will be reduced by the amount of the interim period cash flow that Pioneer USA received from the assets between the effective date of the transaction and closing and other normal adjustments. The closing of the transaction occurred on March 28, 2006.

     On January 16, 2006, the Company entered into Stock Purchase Agreements and related agreements with Apache Corporation ("Apache"), by which Apache is expected to purchase Pioneer's Argentine operations and assets for cash proceeds of approximately $675 million, subject to normal closing adjustments. The transaction is expected to close in April 2006.

     Following are descriptions of the individual columns included in the accompanying unaudited pro forma financial statements and notes to unaudited pro forma financial statements:

             Pioneer - Represents the historical consolidated balance sheet of the Company as of December 31, 2005 and the historical consolidated statement of operations from continuing operations of the Company for the year ended December 31, 2005.

             Argentina - Represents the historical balance sheet (excluding certain retained assets and liabilities, primarily working capital items) as of December 31, 2005 and the historical statement of operations for the year ended December 31, 2005 of the Company's Argentine operations being divested.

             Deepwater Properties - Represents the historical assets, liabilities and accumulated other comprehensive loss (net deferred hedge losses, net of tax) as of December 31, 2005 and the historical revenues and expenses (including associated business interruption insurance recoveries and associated net hedge losses) for the year ended December 31, 2005 of the Company's deepwater Gulf of Mexico assets being divested.

                        PIONEER NATURAL RESOURCES COMPANY

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                                December 31, 2005


Note 2.     Pioneer Pro Forma Adjustments

     (a) To adjust for the proceeds and related costs associated with the divestitures. The Company utilized a portion of the proceeds to pay off the outstanding debt associated with the Company's line of credit. The following is a table of the estimated proceeds, transaction costs and application of proceeds:

                                                                                  Deepwater
                                                                     Argentina    Properties       Total
                                                                     ---------    ----------    -----------
                                                                                (in thousands)

      Gross proceeds.............................................    $ 675,000    $1,300,000    $ 1,975,000
      Proceeds adjustments.......................................       12,917         5,788         18,705
      Less - transaction costs...................................      (13,600)       (5,150)       (18,750)
                                                                      --------     ---------     ----------

      Net proceeds...............................................    $ 674,317    $1,300,638      1,974,955
                                                                      ========     =========
      Repayment of Company's line of credit......................                                  (900,000)
                                                                                                 ----------

      Increase in cash and cash equivalents......................                               $ 1,074,955
                                                                                                 ==========

      The following is a summarization of the gains on the divestitures:

                                                                                  Deepwater
                                                                     Argentina    Properties       Total
                                                                     ---------    ----------    -----------
                                                                                (in thousands)


      Net proceeds...............................................    $  674,317   $1,300,638    $ 1,974,955
      Net investment in divestitures, excluding cash.............      (638,896)    (400,496)    (1,039,392)
                                                                      ---------    ---------     ----------

      Gains on disposition of assets.............................    $   35,421   $  900,142    $   935,563
                                                                      =========    =========     ==========

     (b) To utilize the proceeds from the divestitures to repay the net derivative obligations associated with the Deepwater Properties.

     (c) To adjust accrued interest associated with having no borrowings outstanding on the line of credit during 2005 as a result of dispositions and the related income tax effect.

     (d) To adjust the balance sheet for income tax effects associated with the divestitures.

     (e) To adjust interest expense associated with the Company's line of credit
as  the  proceeds  from  the  divestitures   resulted  in  no  borrowings  being
outstanding during 2005. The adjustment is comprised of:

          o elimination of the 2005 historical interest recognized by the Company associated with the line of credit and
          o recognition of interest costs associated with undrawn amounts under the Company's line of credit.

     (f) To adjust income tax expense utilizing a 36.5 percent effective tax rate for:

          o the historical statement of operations activities associated with the Deepwater Properties and
          o    the adjustment to interest expense, see (e) above.


                        PIONEER NATURAL RESOURCES COMPANY

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                                December 31, 2005



Note 3.     Supplementary Pro Forma Information on Oil and Gas Producing
            Activities

     The following supplementary pro forma information for oil and gas producing activities is presented pursuant to the disclosure requirements of Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Producing Activities" assuming that the divestment of the Argentine assets and deepwater Gulf of Mexico assets occurred on January 1, 2005.

                        PIONEER NATURAL RESOURCES COMPANY

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                                December 31, 2005


Pro Forma Reserve Quantity Information

     The following table sets forth the changes in net reserve quantities of oil and natural gas liquids ("NGL") combined in thousands of barrels ("MBbls"), gas in millions of cubic feet ("MMcf") and total in thousands of barrels of oil equivalents ("MBOE") associated with proved reserves on a pro forma basis for the year ended December 31, 2005:

                                                      Oil &
                                                      NGLs              Gas
                                                     (MBbls)           (MMcf)            MBOE
                                                   ----------        ----------       ----------
Total Proved Reserves:
UNITED STATES
   Balance at January 1, 2005..................       354,279         2,874,143          833,303
   Revisions of previous estimates.............        (5.225)         (176,919)         (34,712)
   Purchases of minerals-in-place..............        65,800            83,179           79,663
   New discoveries and extensions..............           225           103,616           17,494
   Production..................................       (14,851)         (114,888)         (33,999)
   Sales of mineral-in-place...................       (21,727)          (97,410)         (37,964)
                                                   ----------        ----------       ----------
   Balance at December 31, 2005................       378,499         2,671,721          823,785
                                                   ==========        ==========       ==========
CANADA
   Balance at January 1, 2005..................         4,095           119,869           24,073
   Revisions of previous estimates.............           434            15,887            3,082
   Purchases of minerals-in-place..............           -                 292               49
   New discoveries and extensions..............           652            55,130            9,840
   Production..................................          (311)          (15,665)          (2,922)
   Sales of mineral-in-place...................        (2,447)          (44,999)          (9,947)
                                                   ----------        ----------       ----------
   Balance at December 31, 2005................         2,423           130,514           24,175
                                                   ==========        ==========       ==========
AFRICA
   Balance at January 1, 2005..................         8,271               -              8,271
   Revisions of previous estimates.............           184               -                184
   New discoveries and extensions..............         2,043            60,395           12,109
   Production..................................        (3,674)              -             (3,674)
                                                   ----------        ----------       ----------
   Balance at December 31, 2005................         6,824            60,395           16,890
                                                   ==========        ==========       ==========
TOTAL
   Balance at January 1, 2005..................       366,645         2,944,012          865,647
   Revisions of previous estimates.............        (4,607)         (161,032)         (31,446)
   Purchases of minerals-in-place..............        65,800            83,471           79,712
   New discoveries and extensions..............         2,920           219,141           39,443
   Production..................................       (18,836)         (130,553)         (40,595)
   Sales of mineral-in-place...................       (24,176)         (142,409)         (47,911)
                                                   ----------        ----------       ----------
   Balance at December 31, 2005................       387,746         2,862,630          864,850
                                                   ==========        ==========       ==========
Proved Developed Reserves:
   United States...............................       220,018         1,950,330          545,073
   Canada......................................         3,849           107,547           21,773
   Africa......................................         8,271               -              8,271
                                                   ----------        ----------       ----------
      Balance at January 1, 2005...............       232,138         2,057,877          575,117
                                                   ==========        ==========       ==========

   United States...............................       204,190         1,802,889          504,671
   Canada......................................         2,202            99,025           18,706
   Africa......................................         5,477               -              5,477
                                                   ----------        ----------       ----------
      Balance at December 31, 2005.............       211,869         1,901,914          528,854
                                                   ==========        ==========       ==========

                        PIONEER NATURAL RESOURCES COMPANY

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                                December 31, 2005


Pro Forma Standardized Measure of Discounted Future Net Cash Flows

     The following tables set forth the pro forma standardized measure of discounted future net cash flows ("SMOG") relating to proved oil, NGL and gas reserves of the Company as of December 31, 2005, as well as changes therein for the year then ended (in thousands):

    SMOG:
      UNITED STATES
      Oil and gas producing activities:
         Future cash inflows..........................................      $ 36,093,210
         Future production costs......................................       (10,751,619)
         Future development costs.....................................        (2,674,228)
         Future income tax expense....................................        (7,350,220)
                                                                             -----------
                                                                              15,317,143
      10% annual discount factor......................................        (9,827,320)
                                                                             -----------
      Standardized measure of discounted future cash flows............      $  5,489,823
                                                                             ===========
      CANADA
      Oil and gas producing activities:
         Future cash inflows..........................................      $  1,062,258
         Future production costs......................................          (404,891)
         Future development costs.....................................           (46,312)
         Future income tax expense....................................          (166,333)
                                                                             -----------
                                                                                 444,722
      10% annual discount factor......................................          (190,655)
                                                                             -----------
      Standardized measure of discounted future cash flows............      $    254,067
                                                                             ===========
      AFRICA
      Oil and gas producing activities:
         Future cash inflows..........................................      $    718,481
         Future production costs......................................           (66,151)
         Future development costs.....................................          (250,705)
         Future income tax expense....................................          (140,185)
                                                                             -----------
                                                                                 261,440
      10% annual discount factor......................................          (105,271)
                                                                             -----------
      Standardized measure of discounted future cash flows............      $    156,169
                                                                             ===========
      TOTAL
      Oil and gas producing activities:
         Future cash inflows..........................................      $ 37,873,949
         Future production costs......................................       (11,222,661)
         Future development costs.....................................        (2,971,245)
         Future income tax expense....................................        (7,656,738)
                                                                             -----------
                                                                              16,023,305
      10% annual discount factor......................................       (10,123,246)
                                                                             -----------
      Standardized measure of discounted future cash flows............      $  5,900,059
                                                                             ===========
   Changes in SMOG:
      Oil and gas sales, net of production costs......................      $ (1,432,118)
      Net changes in prices and production costs......................         3,037,917
      Extensions and discoveries......................................           417,346
      Development costs incurred during the period....................           343,094
      Sales of minerals-in-place......................................        (1,492,864)
      Purchases of minerals-in-place..................................           645,315
      Revisions of estimated future development costs.................          (680,110)
      Revisions of previous quantity estimates........................          (388,379)
      Accretion of discount...........................................           755,456
      Changes in production rates, timing and other...................          (204,986)
                                                                             -----------
      Change in present value of future net revenues..................         1,000,671
      Net change in present value of future income taxes..............          (511,862)
                                                                             -----------
                                                                                 488,809
      Balance, beginning of year......................................         5,411,249
                                                                             -----------
      Balance, end of year............................................      $  5,900,059
                                                                             ===========


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                        PIONEER NATURAL RESOURCES COMPANY

                               S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 PIONEER NATURAL RESOURCES COMPANY




Date: April 3, 2006              By:  /s/  Darin G. Holderness
                                    -------------------------------------------
                                    Darin G. Holderness
                                    Vice President and Chief Accounting Officer

                       PIONEER NATURAL RESOURCES COMPANY

                                 EXHIBIT INDEX



Exhibit No.        Desription
-----------        ----------

   2.1 Purchase and Sale Agreement by and between Pioneer as Seller and Marubeni as Purchaser (incorporated by reference to
                   Exhibit 2.1 to the Company's Current Report on Form 8-K, File No. 1-13245, filed with the Securities and Exchange Commission on February 28, 2006).

 99.1(a)           News Release dated March 28, 2006.



-------------
(a) Filed herewith.




                                       14

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